Exhibit 24

CONFIRMING STATEMENT

and

LIMITED POWER OF ATTORNEY

                This statement confirms that the undersigned, Kenneth J. Gary, has authorized, appointed and designated the following individuals as the undersigned’s Attorney in Fact for the sole and limited purpose of executing and filing on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of BEAZER HOMES USA, INC:

Ian J. McCarthy

James O’Leary

Michael Rand

Kenneth J. Gary

Each of these individuals is authorized to act alone, without the consent of any of the others, and the authority of under this Statement and Limited Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned’s ownership of or transactions in securities of BEAZER HOMES USA, INC., unless earlier revoked in writing.  The undersigned acknowledges that the said Attorney in Fact is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: 3/28/05	Signature:	/s/ Brian C. Beazer
Brian C. Beazer